                                                                  EXHIBIT (a)(3)


                 ---------------------------------------------

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                          CAPSTEAD MORTGAGE CORPORATION

                 ---------------------------------------------

                        PURSUANT TO THE OFFER TO PURCHASE
                             DATED DECEMBER 9, 1999

         This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of Common Stock, par value $0.01 (the "Common Stock"), of Capstead Mortgage Corporation, a Maryland corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer set forth in the Offer to Purchase dated December 9, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

         This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand or mailed to the Depositary. See Section 4 of the Offer to Purchase.

         THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                        THE DEPOSITARY FOR THE OFFER IS:

                          NORWEST BANK MINNESOTA, N.A.

By Mail:                       By Hand-Delivery in New York:   By Overnight Courier or Hand Delivery:

Norwest Shareowner Services    The Depository Trust Company    Norwest Shareowner Services
Reorganization Department      Transfer Agent Drop             Reorganization Department
P. O. Box 64858                55 Water Street, 1st Floor      161 North Concord Exchange
St. Paul, MN  55164-0858       New York, NY  10041-0099        South St. Paul, MN  55075

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

         This Notice of Guaranteed Delivery form is not to be used to guarantee signatures on the Letter of Transmittal. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

TO CAPSTEAD MORTGAGE CORPORATION:

         The undersigned hereby tenders to the Company at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt both of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure set forth in
Section 4 of the Offer to Purchase.


                         DESCRIPTION OF SHARES TENDERED
                  (ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)


      CERTIFICATE           TOTAL NUMBER OF SHARES        NUMBER OF SHARES
       NUMBER(S)*                REPRESENTED BY             TENDERED**
                                  CERTIFICATES

---------------------          -----------------          ----------------

---------------------          -----------------          ----------------

---------------------          -----------------          ----------------

---------------------          -----------------          ----------------

    Total shares:
--------------------------------------------------------------------------------

Indicate in this box the order (by certificate number) in which shares are to be purchased in event of proration. *** See Instruction 8 of the Letter of Transmittal.


1st:             2nd:             3rd:            4th:            5th:
    -----------      -----------      -----------     -----------     ----------

--------------------------------------------------------------------------------

  * If available. DOES NOT need to be completed by stockholders tendering shares by book-entry transfer.

 ** Unless otherwise indicated, it will be assumed that all shares evidenced by each certificate delivered to the Depositary are being tendered hereby. See Instruction 4 of the Letter of Transmittal.

*** If you do not designate an order, in the event less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.



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

                                    ODD LOTS

                  (SEE INSTRUCTION 7 OF LETTER OF TRANSMITTAL)

      To be completed ONLY if shares of Common Stock are being tendered by or on behalf of a person owning of record or beneficially, as of the close of business on December 8, 1999 and who continues to own of record or beneficially, as of the Expiration Date, an aggregate of fewer than 100 shares of Common Stock, the undersigned either (check one box ):

  [ ] was the beneficial or record owner of, as of the close of business on December 8, 1999, and continues to own, of record or beneficially, as of the Expiration Date, an aggregate of fewer than 100 shares of Common Stock tendered, all of which are being tendered; or

  [ ] is a broker, dealer, commercial bank, trust company or other nominee that
      (a) is tendering for the beneficial owner thereof shares with respect to which it is the stockholder of record, and (b) believes, based upon representations made to it by such beneficial owner, that such person was the beneficial or record owner, as of December 8, 1999, and continues to own of record or beneficially, as of the Expiration Date, an aggregate of fewer than 100 shares of Common Stock tendered, all of which are being tendered.

                                    Signature(s):

                                    --------------------------------------------
                                    Name(s) of
                                    Stockholder(s) of Record:

                                    --------------------------------------------

                                    --------------------------------------------
                                                 Please Type or Print

                                    Address:

                                    --------------------------------------------

                                    --------------------------------------------
                                                                Zip Code

                                    Telephone No. (including area code):
                                                                        --------
                                    E-mail address:

                                    If shares of Common Stock will be delivered by book-entry transfer, provide the following information:

                                    Account Number:

                                    --------------------------------------------

                                    Date:

                                    --------------------------------------------


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

                                    GUARANTEE

     THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), HEREBY GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) (OTHER THAN TENDERS THROUGH ATOP (AS DEFINED IN THE OFFER TO PURCHASE)) AND ANY REQUIRED SIGNATURE GUARANTEES OR OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE (3) NEW YORK STOCK EXCHANGE TRADING DAYS AFTER RECEIPT BY THE DEPOSITARY OF THIS NOTICE OF GUARANTEED DELIVERY.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares or a confirmation of book-entry transfer or, in the case of transfer through ATOP, a specified acknowledgment to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

                                    Name of Firm:

                                    --------------------------------------------
                                    Address:

                                    --------------------------------------------

                                    --------------------------------------------
                                                                        Zip Code

                                    Telephone No: (Including area code):

                                    --------------------------------------------

                                    Authorized Signature:

                                    --------------------------------------------

                                    Name:

                                    --------------------------------------------
                                                    Please Print

                                    Title:

                                    --------------------------------------------

                                    Date:

                                    --------------------------------------------

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES OF
      COMMON STOCK SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.


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